Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS
(26.7% increase in earnings per share)

SOUDERTON, Pa., July 26, 2023 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended June 30, 2023 was $16.8 million, or $0.57 diluted earnings per share, compared to net income of $13.2 million, or $0.45 diluted earnings per share, for the quarter ended June 30, 2022.

One-Time Items
The financial results for the quarter included a $1.3 million ($1.1 million after-tax), or $0.04 diluted earnings per share, restructuring charge associated with the Corporation's financial service center optimization and expense management strategies deployed in response to macroeconomic headwinds. These strategies will result in a net reduction of three locations and a headcount rationalization, primarily concentrated within certain commercial real estate and residential mortgage lending teams. Estimated annualized cost savings from these initiatives is approximately $5.4 million. The financial results for the quarter also included a $250 thousand ($198 thousand after-tax) loss associated with the planned sale of a $19.7 million interest in a shared national credit.
Loans
Gross loans and leases increased $222.4 million, or 3.6% (14.4% annualized), from March 31, 2023 and $339.0 million, or 5.5% (11.0% annualized), from December 31, 2022. The increase in both periods was primarily due to increases in commercial real estate, construction, residential mortgage loans, and lease financings.

Deposits and Liquidity
Total deposits increased $152.7 million, or 2.6% (10.5% annualized), from March 31, 2023, primarily due to increases in brokered deposits partially offset by decreases in commercial and consumer deposits and public funds. Total deposits increased $73.9 million, or 1.2% (2.4% annualized), from December 31, 2022, primarily due to increases in public funds and brokered deposits partially offset by decreases in commercial and consumer deposits. Noninterest-bearing deposits represented 26.4% of total deposits at June 30, 2023, down from 30.8% at March 31, 2023. At June 30, 2023, unprotected deposits, which excludes insured accounts, internal accounts, and collateralized trust accounts, represented 23.3% of total deposits, down from 27.2% at March 31, 2023.

The Corporation and its subsidiaries had committed borrowing capacity of $3.2 billion at June 30, 2023, of which $2.0 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $410.0 million at June 30, 2023, of which $285.0 million was unused. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $54.3 million for the three months ended June 30, 2023 decreased $5.0 million, or 8.4%, from the three months ended March 31, 2023, and increased $2.9 million, or 5.6%, from the three months ended June 30, 2022. The decrease in net interest income for the three months ended June 30, 2023 compared to the prior quarter was due to an increase in cost of funds, including long-term borrowings as well as the continued increase in deposit cost of funds, both of which outpaced the impact of higher asset yields and loan growth during the quarter. The increase in net interest income for the three months ended June 30, 2023 compared to the same period of 2022 was largely due to an increase in average loan balances and asset yields, offset by increases in the average balance of interest bearing liabilities and the cost of funds.

Net interest margin, on a tax-equivalent basis, was 3.14% for the second quarter of 2023, compared to 3.58% for the first quarter of 2023 and 3.19% for the second quarter of 2022. Excess liquidity reduced net interest margin by approximately 23 basis points for the quarter ended June 30, 2022.

Noninterest Income
Noninterest income for the quarter ended June 30, 2023 was $19.8 million, an increase of $835 thousand, or 4.4%, compared to the second quarter of 2022.

Insurance commission and fee income increased $479 thousand, or 10.3%, for the quarter ended June 30, 2023, primarily due to an increase in premiums for commercial lines. Other income increased

$481 thousand, or 64.9%, for the quarter ended June 30, 2023, primarily due to $292 thousand of other real estate owned ("OREO") income related to a commercial real estate loan transferred to OREO during the second quarter of 2022 and an increase of $232 thousand in fees on risk participation agreements for interest rate swaps. These increases were offset by a loss of $250 thousand on the planned sale of an interest in a shared national credit, as previously discussed.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2023 was $49.8 million, an increase of $2.4 million, or 5.1%, compared to the second quarter of 2022. Excluding restructuring charges, expenses increased $1.1 million, or 2.3%.

Salaries, benefits and commissions increased $742 thousand, or 2.5%, for the quarter ended June 30, 2023. This increase reflects our expansion into Maryland and Western Pennsylvania and annual merit increases offset by a reduction in incentive compensation. Data processing expenses increased $429 thousand, or 11.6%, for the quarter ended June 30, 2023, primarily due to our investments in technology in recent years and general price increases incurred in the second half of 2022. Restructuring charges increased $1.3 million, as previously discussed. Other expense increased $757 thousand, or 11.8%, for the quarter ended June 30, 2023, primarily due to increases in retirement plan costs of $410 thousand, which is driven by the current interest rate environment. Professional fees decreased $1.2 million, or 41.3%, for the quarter ended June 30, 2023, primarily due to consultant fees incurred in the second quarter of 2022 related to our digital transformation initiative.

Tax Provision
The effective income tax rate was 19.8% for the quarters ended June 30, 2023 and 2022. The effective tax rates for the three months ended June 30, 2023 and 2022 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $34.5 million at June 30, 2023, compared to $32.4 million at March 31, 2023 and $34.7 million at June 30, 2022. During the quarter, a $5.8 million construction loan was placed on nonaccrual status and a $2.5 million nonaccrual commercial loan was paid off. Based on the value of the underlying collateral, an individual reserve was not recorded for the $5.8 million construction loan as of June 30, 2023.

Net loan and lease charge-offs were $512 thousand for the three months ended June 30, 2023 compared to $2.8 million and $1.7 million for the three months ended March 31, 2023 and June 30, 2022, respectively.

The provision for credit losses was $3.4 million for the three months ended June 30, 2023 compared to $3.4 million and $6.7 million for the three months ended March 31, 2023 and June 30, 2022, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at June 30, 2023 and March 31, 2023, and 1.27% at June 30, 2022.

Dividend
On July 26, 2023, Univest declared a quarterly cash dividend of $0.21 per share to be paid on August 23, 2023 to shareholders of record as of August 9, 2023.

Conference Call
Univest will host a conference call to discuss second quarter 2023 results on Thursday, July 27, 2023 at 9:00 a.m. EST. Participants may preregister at https://conferencingportals.com/event/QPDnglhR. The general public can access the call by dialing 1-888-330-2398; using Conference ID 38917. A replay of the conference call will be available through August 26, 2023 by dialing 1-800-700-2030; using Conference ID 38917.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.6 billion in assets and $4.5 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2023. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) changes in economic conditions nationally and in our market; (6) economic assumptions that may impact our allowance for credit losses calculation; (7) legislative, regulatory, accounting or tax changes; (8) technological issues that may adversely affect our operations or those of our customers; (9) changes in the securities markets; (10) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (11) potential recessionary conditions and/or (12) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2023
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
ASSETS
Cash and due from banks	$80,795	$71,215	$84,176	$65,859	$59,590
Interest-earning deposits with other banks	59,616	67,109	68,623	47,451	35,187
Cash and cash equivalents	140,411	138,324	152,799	113,310	94,777
Investment securities held-to-maturity	153,509	151,347	154,727	159,170	159,808
Investment securities available for sale, net of allowance for credit losses	356,164	367,656	350,256	347,479	351,382
Investments in equity securities	3,443	3,105	2,579	2,994	2,934
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	42,811	43,792	33,841	29,475	29,116
Loans held for sale	29,526	5,425	5,037	9,087	8,352
Loans and leases held for investment	6,462,238	6,239,804	6,123,230	5,849,259	5,661,777
Less: Allowance for credit losses, loans and leases	(82,709)	(80,034)	(79,004)	(74,929)	(72,011)
Net loans and leases held for investment	6,379,529	6,159,770	6,044,226	5,774,330	5,589,766
Premises and equipment, net	52,058	52,334	50,939	50,533	50,080
Operating lease right-of-use assets	30,237	31,663	30,059	30,654	30,929
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	10,923	11,044	11,384	11,650	11,728
Bank owned life insurance	129,715	128,926	120,297	120,035	120,103
Accrued interest and other assets	96,314	90,095	90,362	83,170	76,328
Total assets	$7,600,150	$7,358,991	$7,222,016	$6,907,397	$6,700,813

LIABILITIES
Noninterest-bearing deposits	$1,582,767	$1,799,225	$2,047,263	$1,968,422	$2,062,538
Interest-bearing deposits:	4,404,635	4,035,432	3,866,263	3,818,554	3,500,510
Total deposits	5,987,402	5,834,657	5,913,526	5,786,976	5,563,048
Short-term borrowings	244,666	271,881	197,141	80,711	97,606
Long-term debt	320,000	220,000	95,000	95,000	95,000
Subordinated notes	148,510	148,385	148,260	99,107	99,030
Operating lease liabilities	33,428	34,846	33,153	33,718	33,951
Accrued expenses and other liabilities	60,922	50,726	58,436	57,698	48,253
Total liabilities	6,794,928	6,560,495	6,445,516	6,153,210	5,936,888

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	299,212	298,167	300,808	299,791	298,800
Retained earnings	453,806	443,493	428,637	410,942	396,295
Accumulated other comprehensive loss, net of tax benefit	(61,034)	(55,550)	(62,104)	(64,985)	(42,781)
Treasury stock, at cost	(44,546)	(45,398)	(48,625)	(49,345)	(46,173)
Total shareholders’ equity	805,222	798,496	776,500	754,187	763,925
Total liabilities and shareholders’ equity	$7,600,150	$7,358,991	$7,222,016	$6,907,397	$6,700,813

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Assets	$7,440,798	$7,219,211	$7,019,381	$6,797,466	$6,962,401	$7,330,616	$7,004,954
Investment securities, net of allowance for credit losses	518,995	515,880	505,717	517,335	515,741	517,446	518,917
Loans and leases, gross	6,372,342	6,164,890	5,979,581	5,752,119	5,520,580	6,269,190	5,433,125
Deposits	5,844,582	5,834,415	5,837,823	5,645,291	5,903,173	5,839,526	5,943,769
Shareholders' equity	806,709	789,153	767,192	773,099	771,410	797,980	772,876

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
June 30, 2023
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Commercial, financial and agricultural	$1,039,265	$1,032,753	$1,088,928	$1,054,940	$1,033,712
Real estate-commercial	3,221,993	3,128,210	3,027,955	2,936,204	2,870,286
Real estate-construction	413,404	376,569	381,811	329,915	319,449
Real estate-residential secured for business purpose	517,521	498,505	478,254	443,837	419,652
Real estate-residential secured for personal purpose	832,632	779,557	730,395	685,771	629,144
Real estate-home equity secured for personal purpose	175,090	172,073	176,699	175,843	168,536
Loans to individuals	25,544	28,656	27,873	26,679	27,061
Lease financings	236,789	223,481	211,315	196,070	193,937
Total loans and leases held for investment, net of deferred income	6,462,238	6,239,804	6,123,230	5,849,259	5,661,777
Less: Allowance for credit losses, loans and leases	(82,709)	(80,034)	(79,004)	(74,929)	(72,011)
Net loans and leases held for investment	$6,379,529	$6,159,770	$6,044,226	$5,774,330	$5,589,766

Asset Quality Data (Period End)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Nonaccrual loans and leases	$15,087	$11,362	$13,353	$13,620	$13,355
Accruing loans and leases 90 days or more past due	55	1,996	875	416	2,784
Total nonperforming loans and leases	15,142	13,358	14,228	14,036	16,139
Other real estate owned	19,345	19,000	19,258	18,960	18,604
Total nonperforming assets	$34,487	$32,358	$33,486	$32,996	$34,743
Nonaccrual loans and leases / Loans and leases held for investment	0.23%	0.18%	0.22%	0.23%	0.24%
Nonperforming loans and leases / Loans and leases held for investment	0.23%	0.21%	0.23%	0.24%	0.29%
Nonperforming assets / Total assets	0.45%	0.44%	0.46%	0.48%	0.52%

Allowance for credit losses, loans and leases	$82,709	$80,034	$79,004	$74,929	$72,011
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.29%	1.28%	1.27%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	548.21%	704.40%	591.66%	550.14%	539.21%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	546.22%	599.15%	555.27%	533.83%	446.19%

	For the three months ended,					For the six months ended,
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net loan and lease charge-offs	$512	$2,842	$908	$1,196	$1,715	$3,354	$1,791
Net loan and lease charge-offs (annualized)/Average loans and leases	0.03%	0.19%	0.06%	0.08%	0.12%	0.11%	0.07%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2023
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Interest income	$90,139	$83,253	$77,401	$66,877	$56,717	$173,392	$107,915
Interest expense	35,809	23,936	15,485	8,627	5,246	59,745	9,784
Net interest income	54,330	59,317	61,916	58,250	51,471	113,647	98,131
Provision for credit losses	3,428	3,387	5,416	3,558	6,674	6,815	3,224
Net interest income after provision for credit losses	50,902	55,930	56,500	54,692	44,797	106,832	94,907
Noninterest income:
Trust fee income	1,924	1,955	1,808	1,835	1,998	3,879	4,100
Service charges on deposit accounts	1,725	1,547	1,575	1,522	1,574	3,272	3,078
Investment advisory commission and fee income	4,708	4,752	5,585	4,199	4,812	9,460	9,964
Insurance commission and fee income	5,108	6,487	4,424	4,442	4,629	11,595	10,199
Other service fee income	3,318	3,076	3,236	3,124	3,309	6,394	6,065
Bank owned life insurance income	789	767	1,230	1,153	705	1,556	1,404
Net gain on sales of investment securities	—	—	—	—	—	—	30
Net gain on mortgage banking activities	1,039	625	436	817	1,230	1,664	3,159
Other income	1,222	471	2,164	867	741	1,693	1,469
Total noninterest income	19,833	19,680	20,458	17,959	18,998	39,513	39,468
Noninterest expense:
Salaries, benefits and commissions	29,875	31,014	29,028	29,400	29,133	60,889	57,378
Net occupancy	2,614	2,727	2,551	2,504	2,422	5,341	5,138
Equipment	986	993	977	968	977	1,979	1,959
Data processing	4,137	4,029	4,039	3,901	3,708	8,166	7,275
Professional fees	1,669	1,941	1,829	2,521	2,844	3,610	4,982
Marketing and advertising	622	371	739	605	693	993	1,118
Deposit insurance premiums	1,116	1,101	708	662	812	2,217	1,705
Intangible expenses	253	253	301	309	342	506	683
Restructuring charges	1,330	—	184	—	—	1,330	—
Other expense	7,197	7,100	6,970	5,795	6,440	14,297	12,545
Total noninterest expense	49,799	49,529	47,326	46,665	47,371	99,328	92,783
Income before taxes	20,936	26,081	29,632	25,986	16,424	47,017	41,592
Income tax expense	4,136	5,047	5,796	5,185	3,258	9,183	8,109
Net income	$16,800	$21,034	$23,836	$20,801	$13,166	$37,834	$33,483
Net income per share:
Basic	$0.57	$0.72	$0.82	$0.71	$0.45	$1.29	$1.14
Diluted	$0.57	$0.71	$0.81	$0.71	$0.45	$1.28	$1.13
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.42	$0.41
Weighted average shares outstanding	29,439,392	29,312,265	29,251,293	29,290,829	29,490,154	29,376,179	29,516,166
Period end shares outstanding	29,471,124	29,427,696	29,271,915	29,242,451	29,365,775	29,471,124	29,365,775

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2023

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Return on average assets	0.91%	1.18%	1.35%	1.21%	0.76%	1.04%	0.96%
Return on average assets, excluding restructuring charges (1)	0.96%	1.18%	1.36%	1.21%	0.76%	1.07%	0.96%
Return on average shareholders' equity	8.35%	10.81%	12.33%	10.67%	6.85%	9.56%	8.74%
Return on average shareholders' equity, excluding restructuring charges (1)	8.88%	10.81%	12.40%	10.67%	6.85%	9.83%	8.74%
Return on average tangible common equity (1)(3)	10.85%	14.11%	16.23%	14.06%	9.10%	12.45%	11.56%
Return on average tangible common equity, excluding restructuring charges (1)(3)	11.52%	14.11%	16.33%	14.06%	9.10%	12.79%	11.56%
Net interest margin (FTE)	3.14%	3.58%	3.76%	3.67%	3.19%	3.35%	3.04%
Efficiency ratio (2)	66.7%	62.2%	56.9%	60.6%	66.6%	64.4%	66.8%
Efficiency ratio, excluding restructuring charges (1)(2)	64.9%	62.2%	56.7%	60.6%	66.6%	63.5%	66.8%

Capitalization Ratios
Dividends declared to net income	36.8%	29.2%	25.8%	29.6%	47.1%	32.6%	36.2%
Shareholders' equity to assets (Period End)	10.59%	10.85%	10.75%	10.92%	11.40%	10.59%	11.40%
Tangible common equity to tangible assets (1)	8.45%	8.63%	8.49%	8.55%	8.97%	8.45%	8.97%
Common equity book value per share	$27.32	$27.13	$26.53	$25.79	$26.01	$27.32	$26.01
Tangible common equity book value per share (1)	$21.27	$21.07	$20.42	$19.67	$19.91	$21.27	$19.91

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.59%	9.71%	9.81%	9.87%	9.45%	9.59%	9.45%
Common equity tier 1 risk-based capital ratio	10.26%	10.43%	10.37%	10.51%	10.62%	10.26%	10.62%
Tier 1 risk-based capital ratio	10.26%	10.43%	10.37%	10.51%	10.62%	10.26%	10.62%
Total risk-based capital ratio	13.54%	13.78%	13.67%	13.10%	13.23%	13.54%	13.23%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	June 30, 2023			March 31, 2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$46,897	$512	4.38%	$47,835	$479	4.06%
Obligations of state and political subdivisions*	2,284	15	2.63	2,286	17	3.02
Other debt and equity securities	516,711	3,512	2.73	513,594	3,495	2.76
Federal Home Loan Bank, Federal Reserve Bank and other stock	43,783	781	7.15	34,742	609	7.11
Total interest-earning deposits, investments and other interest-earning assets	609,675	4,820	3.17	598,457	4,600	3.12
Commercial, financial, and agricultural loans	1,005,499	16,919	6.75	991,876	15,538	6.35
Real estate—commercial and construction loans	3,445,431	45,960	5.35	3,342,199	42,421	5.15
Real estate—residential loans	1,483,478	17,216	4.65	1,408,292	15,730	4.53
Loans to individuals	26,794	479	7.17	27,254	449	6.68
Municipal loans and leases*	234,940	2,388	4.08	229,955	2,341	4.13
Lease financings	176,200	2,659	6.05	165,314	2,541	6.23
Gross loans and leases	6,372,342	85,621	5.39	6,164,890	79,020	5.20
Total interest-earning assets	6,982,017	90,441	5.20	6,763,347	83,620	5.01
Cash and due from banks	58,675			58,035
Allowance for credit losses, loans and leases	(81,641)			(79,977)
Premises and equipment, net	52,540			51,583
Operating lease right-of-use assets	31,200			31,303
Other assets	398,007			394,920
Total assets	$7,440,798			$7,219,211
Liabilities:
Interest-bearing checking deposits	$1,011,889	$5,392	2.14%	$857,891	$3,164	1.50%
Money market savings	1,460,899	14,089	3.87	1,489,129	11,081	3.02
Regular savings	888,680	845	0.38	985,716	669	0.28
Time deposits	823,665	7,141	3.48	566,308	3,422	2.45
Total time and interest-bearing deposits	4,185,133	27,467	2.63	3,899,044	18,336	1.91
Short-term borrowings	255,090	3,249	5.11	240,318	2,728	4.60
Long-term debt	301,593	2,811	3.74	112,222	591	2.14
Subordinated notes	148,443	2,282	6.17	148,319	2,281	6.24
Total borrowings	705,126	8,342	4.75	500,859	5,600	4.53
Total interest-bearing liabilities	4,890,259	35,809	2.94	4,399,903	23,936	2.21
Noninterest-bearing deposits	1,659,449			1,935,371
Operating lease liabilities	34,415			34,438
Accrued expenses and other liabilities	49,966			60,346
Total liabilities	6,634,089			6,430,058
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,549,708		2.19	6,335,274		1.53
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,788			300,293
Retained earnings and other equity	350,137			331,076
Total shareholders' equity	806,709			789,153
Total liabilities and shareholders' equity	$7,440,798			$7,219,211
Net interest income		$54,632			$59,684
Net interest spread			2.26			2.80
Effect of net interest-free funding sources			0.88			0.78
Net interest margin			3.14%			3.58%
Ratio of average interest-earning assets to average interest-bearing liabilities	142.77	%		153.72	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs amortization of $668 thousand and $465 thousand for the three months ended June 30, 2023 and March 31, 2023.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2023 and March 31, 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$46,897	$512	4.38%	$474,260	$824	0.70%
U.S. government obligations	—	—	—	2,000	11	2.21
Obligations of state and political subdivisions*	2,284	15	2.63	2,302	17	2.96
Other debt and equity securities	516,711	3,512	2.73	511,439	2,727	2.14
Federal Home Loan Bank, Federal Reserve Bank and other stock	43,783	781	7.15	26,221	344	5.26
Total interest-earning deposits, investments and other interest-earning assets	609,675	4,820	3.17	1,016,222	3,923	1.55
Commercial, financial, and agricultural loans	1,005,499	16,919	6.75	945,490	9,192	3.90
Real estate—commercial and construction loans	3,445,431	45,960	5.35	3,004,509	28,527	3.81
Real estate—residential loans	1,483,478	17,216	4.65	1,166,201	10,758	3.70
Loans to individuals	26,794	479	7.17	26,782	305	4.57
Municipal loans and leases*	234,940	2,388	4.08	235,922	2,404	4.09
Lease financings	176,200	2,659	6.05	141,676	2,105	5.96
Gross loans and leases	6,372,342	85,621	5.39	5,520,580	53,291	3.87
Total interest-earning assets	6,982,017	90,441	5.20	6,536,802	57,214	3.51
Cash and due from banks	58,675			55,634
Allowance for credit losses, loans and leases	(81,641)			(68,426)
Premises and equipment, net	52,540			50,266
Operating lease right-of-use assets	31,200			30,222
Other assets	398,007			357,903
Total assets	$7,440,798			$6,962,401
Liabilities:
Interest-bearing checking deposits	$1,011,889	$5,392	2.14%	$851,324	$570	0.27%
Money market savings	1,460,899	14,089	3.87	1,405,536	1,552	0.44
Regular savings	888,680	845	0.38	1,070,480	237	0.09
Time deposits	823,665	7,141	3.48	452,989	1,227	1.09
Total time and interest-bearing deposits	4,185,133	27,467	2.63	3,780,329	3,586	0.38
Short-term borrowings	255,090	3,249	5.11	17,253	11	0.26
Long-term debt	301,593	2,811	3.74	95,000	321	1.36
Subordinated notes	148,443	2,282	6.17	98,988	1,328	5.38
Total borrowings	705,126	8,342	4.75	211,241	1,660	3.15
Total interest-bearing liabilities	4,890,259	35,809	2.94	3,991,570	5,246	0.53
Noninterest-bearing deposits	1,659,449			2,122,844
Operating lease liabilities	34,415			33,300
Accrued expenses and other liabilities	49,966			43,277
Total liabilities	6,634,089			6,190,991
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,549,708		2.19	6,114,414		0.34
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,788			298,241
Retained earnings and other equity	350,137			315,385
Total shareholders' equity	806,709			771,410
Total liabilities and shareholders' equity	$7,440,798			$6,962,401
Net interest income		$54,632			$51,968
Net interest spread			2.26			2.98
Effect of net interest-free funding sources			0.88			0.21
Net interest margin			3.14%			3.19%
Ratio of average interest-earning assets to average interest-bearing liabilities	142.77	%		163.77	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $668 thousand and $618 thousand for the three months ended June 30, 2023 and 2022, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$47,364	$991	4.22%	$603,002	$1,181	0.39%
U.S. government obligations	—	—	—	3,602	37	2.07
Obligations of state and political subdivisions*	2,285	32	2.82	2,317	36	3.13
Other debt and equity securities	515,161	7,007	2.74	512,998	5,066	1.99
Federal Home Loan Bank, Federal Reserve Bank and other stock	39,287	1,390	7.13	26,665	699	5.29
Total interest-earning deposits, investments and other interest-earning assets	604,097	9,420	3.14	1,148,584	7,019	1.23
Commercial, financial, and agricultural loans	998,726	32,457	6.55	932,795	17,354	3.75
Real estate—commercial and construction loans	3,394,100	88,381	5.25	2,954,831	54,347	3.71
Real estate—residential loans	1,446,093	32,946	4.59	1,141,416	20,640	3.65
Loans to individuals	27,023	928	6.93	26,293	543	4.16
Municipal loans and leases*	232,461	4,729	4.10	239,197	4,838	4.08
Lease financings	170,787	5,200	6.14	138,593	4,180	6.08
Gross loans and leases	6,269,190	164,641	5.30	5,433,125	101,902	3.78
Total interest-earning assets	6,873,287	174,061	5.11	6,581,709	108,921	3.34
Cash and due from banks	58,356			54,671
Allowance for credit losses, loans and leases	(80,813)			(70,237)
Premises and equipment, net	52,064			52,097
Operating lease right-of-use assets	31,251			30,308
Other assets	396,471			356,406
Total assets	$7,330,616			$7,004,954
Liabilities:
Interest-bearing checking deposits	$935,316	$8,556	1.84%	$866,310	$1,013	0.24%
Money market savings	1,474,936	25,170	3.44	1,473,680	2,456	0.34
Regular savings	936,930	1,514	0.33	1,046,150	475	0.09
Time deposits	695,697	10,563	3.06	463,232	2,533	1.10
Total time and interest-bearing deposits	4,042,879	45,803	2.28	3,849,372	6,477	0.34
Short-term borrowings	247,745	5,977	4.87	17,443	13	0.15
Long-term debt	207,431	3,402	3.31	95,000	638	1.35
Subordinated notes	148,381	4,563	6.20	98,950	2,656	5.41
Total borrowings	603,557	13,942	4.66	211,393	3,307	3.15
Total interest-bearing liabilities	4,646,436	59,745	2.59	4,060,765	9,784	0.49
Noninterest-bearing deposits	1,796,647			2,094,397
Operating lease liabilities	34,427			33,375
Accrued expenses and other liabilities	55,126			43,541
Total liabilities	6,532,636			6,232,078
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,443,083		1.87	6,155,162		0.32
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,537			298,606
Retained earnings and other equity	340,659			316,486
Total shareholders' equity	797,980			772,876
Total liabilities and shareholders' equity	$7,330,616			$7,004,954
Net interest income		$114,316			$99,137
Net interest spread			2.52			2.85
Effect of net interest-free funding sources			0.83			0.19
Net interest margin			3.35%			3.04%
Ratio of average interest-earning assets to average interest-bearing liabilities	147.93	%		162.08	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $1.1 million and $754 thousand for the six months ended June 30, 2023 and 2022, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
June 30, 2023

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$468,650	9.0%
Animal Production	350,654	6.8
CRE - Multi-family	306,508	5.9
CRE - Office	303,848	5.9
CRE - 1-4 Family Residential Investment	282,613	5.4
CRE - Industrial / Warehouse	226,781	4.4
Hotels & Motels (Accommodation)	191,824	3.7
Nursing and Residential Care Facilities	174,408	3.4
Specialty Trade Contractors	170,316	3.3
Education	155,108	3.0
Homebuilding (tract developers, remodelers)	151,225	2.9
Merchant Wholesalers, Durable Goods	132,533	2.6
Motor Vehicle and Parts Dealers	120,027	2.3
CRE - Mixed-Use - Residential	110,604	2.1
Crop Production	98,772	1.9
Administrative and Support Services	88,027	1.7
Rental and Leasing Services	86,872	1.7
Wood Product Manufacturing	81,867	1.6
Repair and Maintenance	81,038	1.6
Real Estate Lenders, Secondary Market Financing	79,265	1.5
CRE - Mixed-Use - Commercial	77,981	1.5
Religious Organizations, Advocacy Groups	74,106	1.4
Amusement, Gambling, and Recreation Industries	71,243	1.4
Fabricated Metal Product Manufacturing	70,147	1.4
Merchant Wholesalers, Nondurable Goods	68,736	1.3
Personal and Laundry Services	67,717	1.3
Miniwarehouse / Self-Storage	63,917	1.2
Food Services and Drinking Places	63,769	1.2
Private Equity & Special Purpose Entities (except 52592)	61,598	1.2
Food Manufacturing	57,748	1.1
Truck Transportation	54,135	1.0
Industries with >$50 million in outstandings	$4,392,037	84.6%
Industries with <$50 million in outstandings	$800,146	15.4%
Total Commercial Loans	$5,192,183	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$832,632
Real Estate-Home Equity Secured for Personal Purpose	175,090
Loans to Individuals	25,544
Lease Financings	236,789
Total Consumer Loans and Lease Financings	$1,270,055

Total	$6,462,238

Univest Financial Corporation
Non-GAAP Reconciliation
June 30, 2023

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the six months ended,
(Dollars in thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Restructuring charges (a)	$1,330	$—	$184	$—	$—	$1,330	$—
Tax effect of restructuring charges	(279)	—	(39)	—	—	(279)	—
Restructuring charges, net of tax	$1,051	$—	$145	$—	$—	$1,051	$—

Net income	$16,800	$21,034	$23,836	$20,801	$13,166	$37,834	$33,483
Amortization of intangibles, net of tax	200	200	238	244	270	400	540
Net income before amortization of intangibles	$17,000	$21,234	$24,074	$21,045	$13,436	$38,234	$34,023

Shareholders' equity	$805,222	$798,496	$776,500	$754,187	$763,925	$805,222	$763,925
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,767)	(3,054)	(3,251)	(3,485)	(3,678)	(2,767)	(3,678)
Tangible common equity	$626,945	$619,932	$597,739	$575,192	$584,737	$626,945	$584,737

Total assets	$7,600,150	$7,358,991	$7,222,016	$6,907,397	$6,700,813	$7,600,150	$6,700,813
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,767)	(3,054)	(3,251)	(3,485)	(3,678)	(2,767)	(3,678)
Tangible assets	$7,421,873	$7,180,427	$7,043,255	$6,728,402	$6,521,625	$7,421,873	$6,521,625

Average shareholders' equity	$806,709	$789,153	$767,192	$773,099	$771,410	$797,980	$772,876
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,924)	(3,137)	(3,355)	(3,550)	(3,791)	(3,030)	(3,940)
Average tangible common equity	$628,275	$610,506	$588,327	$594,039	$592,109	$619,440	$593,426

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights